AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

        This Amendment No. 1 to Subscription Agreement executed as of the 31st day of January, 1995, by and between Smithfield Foods, Inc., a Delaware corporation (the "Company"), and Carroll's Foods, Inc., a North Carolina corporation ("Buyer"), with respect to Subscription Agreement between Company and Buyer dated as of September 3, 1992 (the "Subscription Agreement").

                              PRELIMINARY RECITALS

        1. The Company and Buyer entered into the Subscription Agreement, which provided for the sale by the Company to the Buyer of 1,000,000 shares of the Company's common stock.

        2. Section 8.6 of the Subscription Agreement contains certain prohibitions against the transfer of rights under the Subscription Agreement by Buyer and the Company.

        3. Buyer represents to the Company that it has transferred all its interest in the shares of common stock of the Company previously owned by it (the "Shares"), including but not limited to the shares acquired pursuant to the Subscription Agreement, to Carroll's Swine Investment Partnership, a Virginia general partnership ("Swine Investment"). Buyer also desires to assign to Swine Investment all its rights and obligations under the Subscription Agreement, since Swine Investment is now the holder of the Shares.

                                   AGREEMENTS

        NOW, THEREFORE, the Company and Buyer hereby agree to amend the subscription Agreement by adding the following Section 8.8 thereto:

        Section 8.8. Permitted Assignment. Notwithstanding the provisions of
        Section 8.6 above, the Company hereby specifically consents to Buyer assigning to Carroll's Swine Investment Partnership ("Swine Investment") all its rights under this Subscription Agreement, and further agrees that Swine Investment, as the holder of the shares, may assigns its rights under the Subscription Agreement to any lender of Buyer or Swine Investment who has or will have a security interest in any Registrable Securities. All references to Buyer in the Subscription Agreement shall include Swine Investment, as the holder of the shares, but Buyer shall nevertheless remain a principal obligor under the Subscription Agreement with respect to the performance of any obligations of Buyer thereunder.

        This Agreement executed as of the date and year first above written.

                             SMITHFIELD FOODS, INC.

                             By: /s/  JOSEPH W. LUTER, III
                                   (Signature)

                             Title: President and CEO

                             CARROLL'S FOODS

                             By: /s/ F. J. FAISON
                                   (Signature)

                             Title:  President